UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K A-2


                                 CURRENT REPORT




                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                        Date of Report: November 29 , 1999


                         Commission File Number 1-14323



                        ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                            76-0568219
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                               Number)



                              2727 North Loop West
                              Houston, Texas 77008
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (713) 880-6500
              (Registrant's telephone number, including area code)

This filing amends the Form 8-K Current Report filed by Enterprise Products Partners L.P. on September 20, 1999.

Item 2. Acquisition or Disposition of Assets

Acquisition of Tejas Natural Gas Liquids, LLC

     On September 17, 1999, Enterprise Products Partners L.P. (the "Company") acquired Tejas Natural Gas Liquids, LLC ("TNGL") from a subsidiary of Tejas Energy, LLC ("Tejas Energy"), an affiliate of Shell Oil Company ("Shell"). TNGL engages in natural gas processing and NGL fractionation, transportation, storage and marketing in Louisiana and Mississippi. TNGL's assets include a 20-year natural gas processing agreement with Shell for the rights to process its current and future natural gas production from the state and federal waters of the Gulf of Mexico and varying interests in eleven natural gas processing plants (including one under construction) with a combined gross capacity of 11.0 billion cubic feet per day (Bcfd) and a net capacity of 3.1 Bcfd; four NGL fractionation facilities with a combined gross capacity of 281,000 barrels per day (BPD) and net capacity of 131,500 BPD; four NGL storage facilities with approximately 29.5 million barrels of gross capacity and 8.8 million barrels of net capacity; and over 2,100 miles of NGL pipelines (including an 11.5% interest in Dixie Pipeline).

     In exchange for its NGL business, Tejas Energy received 14.5 million non-distribution bearing, convertible Special Units in the Company and $166 million in cash. The 14.5 million non-distribution bearing, convertible Special Units received by Tejas Energy represent an approximate 17.6% equity ownership in the Company. These convertible Special Units do not accrue distributions and are not entitled to cash distributions until their conversion into Common Units, which occurs automatically with respect to 1.0 million Units on August 1, 2000 (or the day following the record date for determining Units entitled to receive distributions in the second quarter of 2000), 5.0 million Units on August 1, 2001 and 8.5 million Units on August 1, 2002.

     Tejas Energy has the opportunity to earn an additional 6 million non-distribution bearing, convertible Contingency Units over the next two years based on certain performance criteria (the "Performance Tests"). Tejas Energy will earn 3 million convertible Contingency Units if at any point during calendar year 2000 (or extensions thereto due to force majeure events), gas production by Shell from its Offshore Gulf of Mexico producing properties and leases is 950 million cubic feet per day for 180 not-necessarily-consecutive days or 375 billion cubic feet on a cumulative basis. Tejas Energy will earn another 3 million convertible Contingency Units if at any point during calendar year 2001 (or extensions thereto due to force majuere events) such gas production is 900 million cubic feet per day for 180 not-necessarily-consecutive days or 350 billion cubic feet on a cumulative basis. If either or both of the preceding performance tests is not met but Shell's Offshore Gulf of Mexico gas production reaches 725 billion cubic feet on a cumulative basis in calendar years 2000 and 2001 (or extensions thereto due to force majeure events), Tejas Energy would still earn 6 million non-distribution bearing, convertible Contingency Units. If all of the Contingency Units are earned, 1 million
Contingency Units would convert into Common Units on August 1, 2002, and 5 million Contingency Units would convert into Common Units on August 1, 2003. The Contingency Units do not accrue distributions and are not entitled to cash distributions until conversion into Common Units. Tejas Energy's ownership interest in the Company would then increase to approximately 23.2%.

     Under the rules of the New York Stock Exchange, conversion of the Special Units into Common Units requires approval of the Company's Unitholders. Enterprise Products GP, LLC (the "General Partner") has agreed to call a special meeting of the Unitholders for the purpose of soliciting such approval. EPC Partners II, Inc. ("EPC II"), which owns in excess of 81% of the outstanding Common Units, has agreed to vote its Units in favor of such approval, which will satisfy the approval requirement.

     The $166 million cash portion of the purchase price was funded with borrowings under the Company's existing credit facility led by The Chase Manhattan Bank.

     The consideration for the acquisition was determined by arms-length negotiation among the parties.

Unitholder Rights Agreement

     In connection with the transactions described above, Tejas Energy purchased from EPC II a 30% membership interest in the General Partner, which serves as the sole general partner of the Company, and entered into a Unitholder Rights Agreement with the Company, the General Partner, Enterprise Products Operating L.P. (the "Operating Partnership"), EPC II and Enterprise Products Company ("EPCO"). The Unitholder Rights Agreement provides that as long as Tejas Energy owns more than a 20% interest in the General Partner, it will be entitled to designate one-third of the General Partner's board of directors, and that as long as it owns at least a 10% interest in the General Partner it will also be entitled to designate two members of a newly created Executive Committee of the General Partner. Tejas Energy's rights to board and committee representation would decrease if their ownership interest decreases.

     The Unitholder Rights Agreement provides that, without the consent of at least one of the Tejas Energy designees on the Executive Committee, the General Partner will not permit the Company, the Operating Partnership or the General Partner to take certain actions, including, among other things, paying special distributions not in accordance with the Company's current cash distribution policy; material dispositions of assets; dispositions of assets that could adversely affect production or delivery of gas by Shell or its affiliates in the Gulf of Mexico; material acquisitions; mergers or similar transactions; issuing partnership Units in private financing transactions; incurrence of indebtedness in excess of certain limits; repurchases of partnership Units other than in connection with employee benefit plans; entering into or modifying transactions with affiliates; and submitting matters to a unitholder vote. The foregoing limitations will terminate when the Special and Contingency Units (other than any Contingency Units not issued as a result of a failure to meet the Performance Tests) issued to Tejas Energy have been converted to Common Units and the market price of the Common Units has exceeded $24 per unit for 120 consecutive calendar days (subject to certain extensions).

     Pursuant to the Unitholder Rights Agreement, the board of directors of the General Partner has been increased by three members to a total of nine, and Tejas Energy has designated Charles R. Crisp, Curtis R. Frasier and Stephen H. McVeigh as its board designees. Tejas Energy has designated Curtis R. Frasier and Stephen H. McVeigh to serve on the Executive Committee, with the Company's designees being Dan L. Duncan, O. S. Andras and Richard H. Bachmann. Mr. Crisp is President and Chief Executive Officer of Coral Energy LLC, an affiliate of Shell, Mr. Frasier is Chief Operating, Administrative and Legal Officer of Coral Energy LLC, and Mr. McVeigh is Manager of Production and Surveillance (Gulf of Mexico) for Shell Offshore Inc.

     The Unitholder Rights Agreement grants EPC II certain rights to acquire Tejas Energy's interest in the General Partner if Tejas Energy disposes of its Special, Contingency, or Common Units, and to acquire Tejas Energy's Special, Contingency, or Common Units if it wishes to dispose of them. Each of these purchase rights would also apply in the event of specified change of control events relating to Tejas Energy. The Unitholder Rights Agreement grants Tejas Energy preemptive rights to acquire additional Units issued by the Company in private equity financing transactions, and grants Tejas Energy the right to acquire all of the partnership Units owned by EPC II, EPCO and their affiliates if certain change of control events occur with respect to the Company.

     The Unitholder Rights Agreement provides that if Tejas Energy sells any of the Common Units it receives upon conversion of the Special or Contingency Units in specified types of sale transactions for less than $18 per Unit within one year after the applicable conversion date for the Special or Contingency Units in question, then the Company will pay to Tejas Energy the difference between the sales price and $18, either in cash or in additional Units at the Company's option.

Other Agreements

     In connection with the transactions described above, the Company entered into a Registration Rights Agreement with Tejas Energy granting Tejas Energy certain rights to require the Company to register for resale under the Securities Act of 1933 all of the Common Units issuable upon conversion of the Special or Contingency Units, and certain "piggy back" rights to require the Company to include such Common Units in any registration begun by the Company.

     Also, the partnership agreement of the Company and the limited liability agreement of the General Partner were amended to give effect to the above transactions, including the issuance of the Special or Contingency Units.

     The foregoing summaries of the Contribution Agreement governing the acquisition, the Unitholder Rights Agreement, the Registration Rights Agreement, the amended partnership agreement of the Company and the amended limited liability company agreement of the General Partner are qualified in their entirety by reference to the complete documents.

Item 7 .  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired:

     *1. Tejas Natural Gas Liquids, LLC and Subsidiaries -- Statement of Assets Acquired and Liabilities Assumed and Statement of Revenues and Direct Operating Expenses for the Years Ended December 31, 1998, December 31, 1997, and December 31, 1996, and Independent Auditor's Report ( Item 1 of Form 8-K/A-1 on October 27, 1999).

     (b) Pro Forma Financial Information:

          The pro forma condensed Statement of Operations of Enterprise Products Partners, L.P. for the year ended December 31, 1998 and the nine months ended September 30, 1999 giving effect to the acquisitions are included in this report commencing on page PF-1.

     Exhibits:

     *3.4 Second  Amended  and  Restated  Agreement  of Limited  Partnership  of
          Enterprise dated as of September 17, 1999 (Exhibit 99.7 on Form 8-K dated October 4, 1999).

     *3.5 First Amended and Restated Limited  Liability Company Agreement of the
          General Partner dated as of September 17, 1999 (Exhibit 99.8 on Form 8-K/A-1 dated October 27, 1999).

     *4.3 First Amendment to $200 million Credit Agreement dated July 28, 1999 among Enterprise Products Operating and certain banks (Exhibit 99.9 on Form 8-K/A-1 dated October 27, 1999).

     *4.4 $350 million  Credit  Agreement  dated July 28, 1999 among  Enterprise
          Products Operating and certain banks (Exhibit 99.10 on Form 8-K/A-1 dated October 27, 1999).

     *4.5 Unitholder  Rights Agreement dated September 17, 1999 (Exhibit 99.5 on
          Form 8-K dated October 4, 1999).

     *99.1Contribution  Agreement dated September 17, 1999 (Exhibit 99.4 on Form
          8-K dated October 4, 1999).

     *99.2Registration Rights Agreement dated September 17, 1999 (Exhibit 99.6 on Form 8-K dated October 4, 1999).

     *    Asterisk indicates exhibits incorporated by reference as indicated.

 Unaudited Pro Forma Enterprise Products Partners L.P. Condensed Statements of
                              Combined Operations

     The following unaudited pro forma Statement of Combined Operations has been derived primarily from the historical Statement of Operations of the Company and TNGL. The unaudited pro forma information gives effect to the acquisitions of TNGL and Mont Belvieu Associates ("MBA") as if the business combinations (the "Acquisitions") had occurred on January 1, 1998. This unaudited pro forma information should be read in conjunction the Company's Form 10-Q ("Form 10-Q", incorporated by reference herein) filed on November 15, 1999 for the fiscal quarter ending September 30, 1999. The unaudited pro forma financial information consists only of Statements of Combined Operations. The Consolidated Balance Sheet dated September 30, 1999 in the Form 10-Q reflects the Acquisitions.

     As noted above, the unaudited pro forma Statement of Combined Operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 were prepared as if the Acquisitions had occurred on January 1, 1998. The TNGL acquisition, effective August 1, 1999, was completed using a combination of $166 million in cash and the issuance of 14.5 million non-distribution bearing, convertible special partnership Units. The MBA acquisition, effective July 1, 1999, involved a cash payment of approximately $41 million and the assumption of approximately $4 million in debt (which was immediately extinguished). The cash and debt service payments made in both the TNGL and the MBA acquisitions were funded by borrowings under the Company's new $350 million credit facility. The total borrowings (including minor amounts of working capital) were $215 million.

     The unaudited pro forma information is not necessarily indicative of the financial results which would have occurred had the Acquisitions taken place on the dates indicated nor is it necessarily indicative of future financial results. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, the actual adjustments may differ from the unaudited pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant material effects of the Acquisitions as contemplated and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma Statements of Combined Operations.

                        Enterprise Products Partners L.P.
              Pro Forma Condensed Statement of Combined Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                 (Dollars in thousands, except per Unit amounts)

                                                                                                       Pro Forma
                                                                                            --------------------------------
                                                       EPPLP         TNGL          MBA                              As
                                                     Historical   Historical    Historical   Adjustment          Adjusted
                                                    ------------------------------------------------------------------------
REVENUES
Revenues from consolidated operations                  $ 738,902     $ 589,528    $  31,254     $   (355) (a)    $1,359,329
Equity income in unconsolidated affiliates                15,671         1,592                    (5,213) (b)        12,050
                                                    ----------------------------------------                   -------------
      Total                                              754,573       591,120       31,254                       1,371,379
                                                    ----------------------------------------                   -------------
COSTS AND EXPENSES
Operating costs and expenses                             686,160       578,177       18,943        3,269  (c)     1,286,549
Selling, general and administrative                       18,216                        807         (807) (d)        18,216
                                                    ----------------------------------------                   -------------
      Total                                              704,376       578,177       19,750                       1,304,765
                                                    ----------------------------------------                   -------------
OPERATING INCOME                                          50,197        12,943       11,504                          66,614
                                                    ----------------------------------------                   -------------
OTHER INCOME (EXPENSE)
Interest expense                                         (14,696)                    (1,011)     (14,792) (e)       (30,499)
Interest income from unconsolidated affiliates               809                                    (159) (f)           650
Interest income - other                                      772         4,461          149                           5,382
Other, net                                                   273                                                        273
                                                    ----------------------------------------                   -------------
      Other income (expense)                             (12,842)        4,461         (862)                        (24,194)
                                                    ----------------------------------------                   -------------
INCOME BEFORE EXTRAORDINARY
      ITEM AND MINORITY INTEREST                          37,355        17,404       10,642                          42,420
Extraordinary charge on early extinguishment             (27,176)                                                   (27,176)
                                                    ----------------------------------------                   -------------
INCOME BEFORE MINORITY INTEREST                           10,179        17,404       10,642                          15,244
MINORITY INTEREST                                           (102)                                   (52)  (g)          (154)
                                                    ========================================                   =============
NET INCOME                                             $  10,077     $  17,404    $  10,642                       $  15,090
                                                    ========================================                   =============

ALLOCATION OF NET INCOME TO:
      Limited partners                                  $  9,976                                                  $  14,939
                                                    =============                                              =============
      General partner                                    $   101                                                    $   151
                                                    =============                                              =============

Number of Units used in computing
      Basic Earnings per Common Unit                      60,124                                                     60,124
                                                    =============                                              =============
BASIC EARNINGS PER COMMON UNIT
      Income before extraordinary item and
         minority interest per Common Unit              $   0.62                                                   $   0.70
                                                    =============                                              =============
      Net Income per Common Unit                        $   0.17                                                   $   0.25
                                                    =============                                              =============

Number of Units used in computing
      Diluted Earnings per Common Unit                  60,124                                   14,500   (h)        74,624
                                                    =============                                              =============
DILUTED EARNINGS PER COMMON UNIT
      Income before extraordinary item and
         minority interest per Common Unit              $   0.62                                                   $   0.56
                                                    =============                                              =============
      Net Income per Common Unit                        $   0.17                                                   $   0.20
                                                    =============                                              =============

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

          NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED
                 OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998



(a) Reflects the elimination of intercompany sales between the Company and TNGL of approximately $0.4 million.

(b) Reflects the elimination of equity income from MBA due to acquisition of the remaining 51% ownership interests in MBA from Kinder Morgan Energy Partners, L.P. (50%) and Enterprise Products Company ("EPCO")(1%). As a result of this acquisition, 100% of MBA's results of operations are consolidated with the Company (as shown under the column labeled "MBA Historical").

(c) Reflects additional amortization of intangible assets created by the TNGL acquisition. The TNGL acquisition was accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value at August 1, 1999 as follows:

         Current Assets                      $ 127.5
         Investments                            97.7
         Property, net                         225.8
         Intangible asset                       71.1
         Liabilities                          (145.7)
                                           ==========
         Total purchase price                $ 376.4
                                           ==========


     The $71.1 million intangible asset is associated with a 20-year natural gas processing agreement with Shell ("Shell Contract") and is being amortized using the straight-line method over a period of 20 years, approximating the life of the agreement. On a pro forma basis, the additional amortization expense for the year ended December 31, 1998 would have been approximately $3.6 million. Offsetting this increase in amortization are eliminations of intercompany purchases between the Company and TNGL of approximately $0.4 million.

(d) Reflects the reduction in selling, general, and administrative charges to the amount of the administrative fee paid to EPCO per the terms of the EPCO agreement (as defined in the Registration Statement on Form S-1/A filed on July 21, 1998, incorporated by reference herein).

(e) Reflects accrual for $14.8 million in interest on $215 million of assumed borrowings under the $350 million bank credit facility at 6.88% per annum.

(f) Reflects elimination of interest income from unconsolidated affiliates stemming from participation in the MBA note that was extinguished as a result of the acquisition.

(g) Reflects additional minority interest associated with the pro forma adjustments for the 1.0101% minority interest of the general partner of the Company.

(h) Reflects addition of non-distribution bearing, convertible special partnership Units granted to Tejas Energy, LLC as a result of the TNGL acquisition. For earnings per share calculations, these Units are treated as being dilutive.

                       Enterprise Products Partners, L.P.
              Pro Forma Condensed Statement of Combined Operations
                  For the Nine Months Ended September 30, 1999

                 (Dollars in thousands, except per Unit amounts)

                                                                                                       Pro Forma
                                                                                             -------------------------------
                                                       EPPLP         TNGL          MBA                             As
                                                     Historical   Historical    Historical   Adjustment         Adjusted
                                                    ------------------------------------------------------------------------
REVENUES
Revenues from consolidated operations                $ 763,793    $ 383,736     $  12,328    $ (13,947) (a)     $ 1,145,910
Equity income in unconsolidated affiliates               7,591        4,262                     (4,068) (b)           7,785
                                                    -----------------------------------------                 --------------
      Total                                            771,384      387,998        12,328                         1,153,695
                                                    -----------------------------------------                 --------------
COSTS AND EXPENSES
Operating costs and expenses                           688,250      362,539         9,105      (11,833) (c)       1,048,061
Selling, general and administrative                      9,200                        493         (493) (d)           9,200
                                                    -----------------------------------------                 --------------
      Total                                            697,450      362,539         9,598                         1,057,261
                                                    -----------------------------------------                 --------------
OPERATING INCOME                                        73,934       25,459         2,730                            96,434
                                                    -----------------------------------------                 --------------
OTHER INCOME (EXPENSE)
Interest expense                                        (7,995)                                  (9,861) (e)        (17,856)
Interest income from unconsolidated affiliates           1,096                                     (280) (f)            816
Interest income - other                                  1,114                                                        1,114
Other, net                                              (1,522)       (13)          (166)                            (1,701)
                                                    -----------------------------------------                 --------------
      Other income (expense)                            (7,307)       (13)          (166)                           (17,627)
                                                    -----------------------------------------                 --------------
INCOME BEFORE MINORITY INTEREST                         66,627      25,446          2,564                            78,807
MINORITY INTEREST                                         (672)                                    (124) (g)           (796)
                                                    =========================================                 ==============
ET INCOME                                            $  65,955   $  25,446      $  2,564                        $    78,011
                                                    =========================================                 ==============

ALLOCATION OF NET INCOME TO:
      Limited partners                               $  65,295                                                  $    77,231
                                                    =============                                             ==============
      General partner                                $     660                                                  $       780
                                                    =============                                             ==============

Number of Units used in computing
      Basic Earnings per Common Unit
                                                        66,715                                                       66,715
                                                    =============                                             ==============
BASIC EARNINGS PER COMMON UNIT
      Income before minority interest
      per Common Unit                                $    0.99                                                   $     1.17
                                                    =============                                             ==============
      Net Income per Common Unit                     $    0.98                                                   $     1.16
                                                    =============                                             ==============

Number of Units used in computing
      Diluted Earnings per Common Unit                                                           14,500  (h)         81,215
                                                    =============                                             ==============
DILUTED EARNINGS PER COMMON UNIT
      Income before minority interest
      per Common Unit                                $    0.99                                                   $     0.96
                                                    =============                                             ==============
      Net Income per Common Unit                     $    0.98                                                   $     0.95
                                                    =============                                             ==============

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

          NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED
             OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



(a) Reflects the elimination of intercompany sales between the Company and TNGL of approximately $13.9 million.

(b) Reflects the elimination of equity income from MBA in the amount of $1.3 million due to acquisition of the remaining 51% ownership interests in MBA from Kinder Morgan Energy Partners, L.P. (50%) and Enterprise Products Company ("EPCO")(1%). As a result of this acquisition, 100% of MBA's results of operations are consolidated with the Company (as shown under the column labeled "MBA Historical"). In addition, as a result of the TNGL acquisition, the Company's and TNGL's ownership interests in Entell NGL Services, LLC ("Entell") are a combined 100%. As a result, the operating results of Entell are consolidated with the Company's pipeline revenues. The amount of equity income from Entell being eliminated is $2.8 million.


(c) Reflects additional amortization of intangible assets created by the TNGL acquisition. The TNGL acquisition was accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value at August 1, 1999 as follows:

         Current Assets                      $127.5
         Investments                           97.7
         Property, net                        225.8
         Intangible asset                      71.1
         Liabilities                         (145.7)
                                          ==========
         Total purchase price               $ 376.4
                                          ==========


     The $71.1 million intangible asset is associated with a 20-year natural gas processing agreement with Shell ("Shell Contract") and is being amortized using the straight-line method over a period of 20 years, approximating the life of the agreement. On a pro forma basis, the additional amortization expense for the nine months ended September 30, 1999 would have been approximately $2.1 million. Offsetting this increase in amortization are eliminations of intercompany purchases between the Company and TNGL of approximately $13.9 million.

(d) Reflects the reduction in selling, general, and administrative charges to the amount of the administrative fee paid to EPCO per the terms of the EPCO agreement (as defined in the Registration Statement on Form S-1/A filed on July 21, 1998, incorporated by reference herein).

(e) Reflects accrual for $9.9 million in interest on $215 million of assumed borrowings under the $350 million bank credit facility at 6.88% per annum.


(f) Reflects elimination of interest income from unconsolidated affiliates stemming from participation in the MBA note that was extinguished as a result of the acquisition.

(g) Reflects additional minority interest associated with the pro forma adjustments for the 1.0101% minority interest of the general partner of the Company.

(h) Reflects addition of non-distribution bearing, convertible special partnership Units granted to Tejas Energy, LLC as a result of the TNGL acquisition. For earnings per share calculations, these Units are treated as being dilutive.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ENTERPRISE PRODUCTS PARTNERS L.P.
                         (A Delaware Limited Partnership)

                         By:   Enterprise Products GP, LLC, as general partner


Date: November 29, 1999  By:/s/ Gary L. Miller
                            Gary L. Miller
                            Executive Vice President and Chief Financial Officer of Enterprise Products GP, LLC